EXHIBIT 23.1

LTC PROPERTIES, INC.

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Forms S-3 No. 333-2444 and No. 333-106555) and in the Registration Statement (Form S-8 No. 33-85252) of LTC Properties, Inc. of our report dated February 9, 2004 with respect to the consolidated financial statements and schedules of LTC Properties, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Los Angeles, California

March 10, 2004

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